Exhibit 99.1

THE PANTRY ANNOUNCES

EXPIRATION AND FINAL RESULTS OF ITS TENDER OFFER AND CONSENT SOLICITATION FOR ITS

7.75% SENIOR SUBORDINATED NOTES DUE 2014

CARY, NC, August 17, 2012 – The Pantry, Inc.  (NASDAQ: PTRY) announced today final results of its previously-announced offer to purchase any and all of its outstanding 7.75% Senior Subordinated Notes due 2014 (the “Notes”) (CUSIP Nos. 698657AG8 / 698657AF0 / U6986NAB7) and solicitation of consents (the “Consents”) from holders of the Notes to effect certain proposed amendments to the indenture governing the Notes (the tender offer and consent solicitation, the “Offer”), upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase”) and a related Letter of Transmittal, each dated as of July 20, 2012.  The tender offer expired at 11:59 p.m., New York City time, on August 16, 2012 (the “Expiration Date”).

On August 3, 2012 (the "Early Settlement Date"), the Company announced that it had received tenders from holders of $199,856,000 in aggregate principal amount of the Notes, representing 90.2% of the total outstanding principal amount of the Notes, at or prior to 5:00 p.m., New York City time, on August 2, 2012 (the “Early Tender Deadline”). The Company accepted for purchase, and made payment for, all of such Notes on the Early Settlement Date.  In addition, having received the requisite Consents from the holders of the Notes in connection with the consent solicitation, the Company and U.S. Bank National Association, as trustee, executed a supplemental indenture (the “Supplemental Indenture”) effecting the proposed amendments to the indenture governing the Notes. The Supplemental Indenture became effective upon execution on the Early Settlement Date, and the amendments to the indenture governing the Notes became operative on that same date upon acceptance of and payment for a majority in aggregate principal amount of the Notes by the Company pursuant to the terms of the Offer.

No additional Notes were tendered following the Early Tender Deadline and prior to the Expiration Date. The remaining $21,724,000 of the Notes that were not tendered and purchased pursuant to the Offer (the “Remaining Notes”) remain outstanding and holders thereof are subject to the terms of the indenture governing the Notes, as amended by the Supplemental Indenture.  The Pantry issued a call notice on August 3, 2012 and will redeem any and all of the Remaining Notes on September 4, 2012.

BofA Merrill Lynch and Wells Fargo Securities acted as dealer managers of the Offer.  Global Bondholder Services Corporation acted as information agent and depositary for the Offer.

About The Pantry

Headquartered in Cary, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. The Company operates 1,587 stores in thirteen states under select banners, including Kangaroo Express®, its primary operating banner. The Pantry's stores offer a broad selection of merchandise, as well as fuel and other ancillary services designed to appeal to the convenience needs of its customers.

Forward Looking Statements

The statements in this press release that are not historical facts are forward looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward looking statements as a result of various factors.  Such factors include those risks described from time to time in The Pantry’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward looking statements.  The Pantry does not undertake to update any forward looking statements in this press release or with respect to matters described herein.

Contact:  Berry Epley.
919-774-6700